UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

November 21, 2018

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah (State of Incorporation)	46-4341605 (I.R.S. Employer Identification No.)

1583 South 1700 East Vernal, Utah (Address of principal executive offices)	84078 (Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2018, certain subsidiaries of Superior Drilling Products, Inc. (the “Company”) entered into an amended and restated note with the seller in its acquisition of Hard Rock Solutions, LLC (as so amended and restated, the “Hard Rock Note”). As amended, the Hard Rock Note accrues interest at 7.25% per annum and matures and is now fully payable on October 5, 2020. The amended Hard Rock Note now requires the obligors to make a principal payment of $750,000.00 plus accrued interest on each of January 5, 2019, April 5, 2019, July 5, 2019, October 5, 2019, January 5, 2020, April 5, 2020, and July 5, 2020, with the remaining balance of principal and accrued interest on the Hard Rock Note due on October 5, 2020.

The foregoing description of the Hard Rock Note is qualified in its entirety by reference to the text of the Hard Rock Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the amended Hard Rock Note is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On November 27, 2018, the Company issued a press release announcing the amended Hard Rock Note. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Fourth Amended and Restated Promissory Note from Hard Rock Solutions, LLC and Superior Drilling Solutions, LLC in favor of WMAFC, Inc. dated November 21, 2018.

99.1	Press release issued on November 27, 2018 related to the Hard Rock Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2018

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer